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                                                                     Exhibit 3.1

                AMENDED AND RESTATED ARTICLES OF INCORPORATION


                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                                 WATSCO, INC.


                                   ARTICLE I

                  The name of the Corporation is Watsco, Inc.


                                  ARTICLE II

        The post office address of the principal office of this corporation in the State of Florida is 2665 S. Bayshore Drive, Suite 901, Coconut Grove, Florida 33133. The Board of Directors may from time to time move the office to any other place in or outside the State of Florida.


                                  ARTICLE III

     A. The aggregate number of shares of Capital Stock which the Corporation shall have the authority to issue is 70,000,000 shares, of which 60,000,000 shares, at the par value of $.50 per share, shall be designated as Common Stock and 10,000,000 shares, at the par value of $.50 per share, shall be designated as Class B Common Stock.

     B. The Common Stock and the Class B Common Stock shall be identical in all respects and shall have equal rights and privileges, except as otherwise provided in this Article III.

          (1) DIVIDENDS: Subject to sub-paragraph 2 below, whenever a dividend is paid to the shareholders of Class B Common Stock, the Corporation shall also pay to the holders of Common Stock a dividend per share at least equal to the dividend per share paid to the holders of the Class B Common Stock. The Corporation may pay dividends to the holders of Common Stock in excess of dividends paid (or without paying dividends) to holders of Class B Common Stock.

          (2) STOCK DISTRIBUTIONS: If at any time a stock distribution is to be paid, such stock distribution may be declared and paid only as follows:

               (a) So long as no shares of Common Stock have been issued or are outstanding, shares of Common Stock may be paid to holders of Class B Common Stock.

               (b) Shares of Common Stock may be paid to holders of Common Stock and shares of Class B Common Stock may be paid to holders of Class B Common Stock.

               (c) Whenever a stock distribution is paid, the same number of shares shall be paid with respect to each outstanding share of Common Stock or Class B Common Stock. The Corporation shall not combine or subdivide shares of either class without at the same time making an appropriate combination or subdivision of shares of the other class.

          (3) VOTING: Voting power shall be divided between the Common Stock and Class B Common Stock as follows:

               (a) With respect to the election of directors, holders of Common Stock, voting as a separate class, shall be entitled to elect

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that number of directors which constitute 25% of the authorized members of the
Board of Directors and, if such 25% is not a whole number, the holders of such Common stock shall be entitled to elect the nearest higher whole number of directors that is at least 25% of such membership. Holders of Class B Common Stock, voting as a separate class, shall be entitled to elect the remaining directors.

               (b) The holders of Common Stock shall be entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Common Stock and the holders of Class B Common Stock shall be entitled to vote as a separate class on the removal, with or without cause, of any director elected by the holders of Class B Common Stock.

               (c) The holders of the Common Stock and the holders of the Class B Common Stock shall be entitled to vote as separate classes on such other matters as may be required by law or these Amended and Restated Articles of Incorporation to be submitted to such holders voting as separate classes.

               (d) Any vacancy in the office of a director elected by the holders of the Common Stock may be filled by a vote of such holders voting as a separate class and any vacancy in the office of a director elected by the holders of the Class B Common Stock may be filled by a vote of such holders acting as a separate class or, in the absence of a shareholder vote, in the case of a vacancy of a director elected by either class, such vacancy may be filled by the remaining directors as provided in the By-Laws. Any director elected by the Board of Directors to fill a vacancy shall serve until the next election of directors by shareholders and his or her successor has been elected and qualified.

               (e) The holders of Common Stock and Class B Common Stock shall in all matters not specified in Sections (a), (b), (c) or (d) of this sub-paragraph 3 ("VOTING") vote together as a single class; provided that the holders of Common Stock shall have one (1) vote per share and the holders of Class B Common Stock shall have ten (10) votes per share.

               (f) The Common Stock will not have the right to elect the directors set forth in paragraphs (a) and (d) above if, on the record date for any shareholder meeting at which directors are to be elected, the number of issued and outstanding shares of Common Stock is less than ten percent (10%) of the aggregate number of issued and outstanding shares of Common Stock and Class B Common Stock. In such cases, all directors to be elected at such meeting shall be elected by holders of Common Stock and Class B Common Stock voting together as a single class, provided that, with respect to said election, the holders of Common Stock will have one (1) vote per share and holders of Class B Common Stock, will have ten (10) votes per share.

               (g) If, on the record date for any shareholder meeting at which directors are to be elected, the number of issued and outstanding shares of Class B Common Stock is less than 12-1/2% of the aggregate number of issued and outstanding shares of Common Stock and Class B Common Stock, then the holders of Common Stock shall continue to elect a number of Class A Directors equal to 25% of the total number of directors constituting the entire board of directors and, in addition, shall vote together with the holders of Class B Common Stock to elect the Class B Directors to be elected at such meeting, with the holders of Common Stock entitled to one (1) vote per share and the holders of Class B Common Stock entitled to ten (10) votes per share.

               (h) Notwithstanding anything in this sub- paragraph 3 ("VOTING") to the contrary, the holders of Common Stock shall have exclusive voting power on all matters at any time when no Class B Common Stock

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is issued and outstanding.

          (4) CONVERSION: Each holder of record of Class B Common Stock may at any time or may from time to time, in such holders' sole discretion and at such holders' option, convert any whole number or all of such holders' Class B Common Stock into fully paid and non-assessable shares of Common Stock at the rate of one share of Common Stock for each share of Class B Common Stock surrendered for conversion. Any such conversion may be effected by any holder of Class B Common Stock surrendering such holder's certificate or certificates for the Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with written notice to the Corporation at such office that such holder elects to convert all or a specified number of Class B Common Stock and stating the name or names in which such holder desires the certificate or certificates for such Common Stock to be issued. Promptly thereafter, the Corporation shall issue and deliver to such holder or holder's nominee, a certificate or certificates for the number of shares of Common Stock to which such holder will be entitled as aforesaid. Such conversion shall be deemed to have been made at the close of business at date of such surrender and the person or persons entitled to receive the Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Common Stock on that date.

     No fractional shares of Common Stock shall be issued on conversion of any Class B Common Stock but, in lieu thereof, the Corporation shall pay in cash therefor the pro rata fair market value of any such fraction. Such fair market value shall be based, in the case of publicly traded securities, on the last sale price for such securities on the business day next prior to the date such fair market value is to be determined or, in the event no sale is made on that day, the average of the closing bid and ask prices for that day on the principal stock exchange on which the Common Stock is traded or, if the Common Stock is not then listed on a national securities exchange, the average of the closing bid and ask prices for the day quoted by the NASDAQ System or, if the Common Stock is not then quoted by the NASDAQ System, the fair market value on such day determined by a qualified independent appraiser who is expert in evaluating such property and appointed by the Board of Directors of the Corporation. Any such determination of fair market value shall be final and binding on the Corporation and on each holder of Common Stock or Class B Common Stock.


                                  ARTICLE IV

               This Corporation shall have perpetual existence.

                                   ARTICLE V

     The Corporation shall have not less than three directors and not more than nine to be divided, as nearly as possible, into three equal classes, Class A, Class B, and Class C to serve in staggered terms of office of three years apiece.

     Therefore, approximately one-third of the members of the Board of Directors shall be elected every three years to serve for a term of three years until their successors are duly elected and qualified. Vacancies in the Board of Directors shall be filled by the majority of the directors remaining in office for the unexpired term of office created by the vacancy; provided, however, that vacancies created by an increase in the number of directors by the Board of Directors between annual stockholders meetings shall be filled by a majority of the directors remaining in office until the next annual meeting of stockholders.


                                  ARTICLE VI

     The Corporation reserves the right to amend or repeal any provision

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contained in these Amended and Restated Articles of Incorporation, and any right conferred upon the shareholders is subject to this reservation.

     The By-Laws of the Corporation may be amended from time to time by either the shareholders or the directors, but the directors may not alter or amend any By-Law adopted by the shareholders.

     Ownership of stock shall not be required to make any person eligible to hold office either as an officer or director of this Corporation.

     The shareholders may, by By-Law provision or by shareholders' agreement, recorded in the minute book, impose such restrictions on the sale, transfer, or encumbrance of the stock of this Corporation as they may see fit.

     Any subscriber or stockholder present at any meeting, either in person or by proxy, and any director present in person at any meeting of the Board of Directors shall conclusively be deemed to have received proper notice of such meeting unless he shall make objection at such meeting to any defect or insufficiency of notice.

     Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of it directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation, which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize, approve and ratify such contract or transactions by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority necessary to carry such vote. This section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

     The Board of Directors is hereby specifically authorized to make provisions for reasonable compensation to its members for their services as directors, and to fix the basis and conditions upon which such compensation shall be paid. Any director of the Corporation may also serve the Corporation in any other capacity and receive compensation in any form.


                                  ARTICLE VII

     The Corporation shall indemnify any director, officer, or employee, or former director, officer or employee of the Corporation, or any person who may have served at its request as a director, officer or employee of another corporation in which it owns shares of capital stock, or of which it is a creditor, against expenses actually and necessarily incurred by him in connection with the defense of any action suit or proceeding in which he is made a party by reason of being or having been such director, officer or employee, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. The Corporation may also reimburse to any director, officer or employee the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of a committee composed of the directors not involved in the matter in controversy (whether or not a quorum) that it was to the interests of the corporation that such settlement be made and that such director, officer or employee was not guilty of negligence or misconduct. Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such director, officer or employee

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may be entitled under any By-Law, agreement, vote of shareholders, or otherwise.

                                 ARTICLE VIII

     No shareholder of the Corporation shall have any right to purchase his pro rata share of any new issue of securities of any kind or class of the Corporation, sold by the Corporation.

                                      WATSCO, INC.


                                      /s/ Barry S. Logan
                                      --------------------
                                      Barry S. Logan
                                      Vice President - Finance and Secretary

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